Exhibit 10.9

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                           CONVERTIBLE PROMISSORY NOTE

$75,000                                                         February 2, 2001


For value received INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC., a Colorado corporation ("Payor"), promises to pay to HUMANVISION, LLC, a Maryland limited liability company, or its assigns ("Holder"), the principal sum of Seventy Five and 00/100 Thousand Dollars ($75,000) with interest on the outstanding principal amount at the rate of the prime rate as published in the Wall Street Journal plus six (6) percent per annum, compounded annually based on a 360-day year. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. 1. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to any fees and costs due hereunder, then to accrued interest, and thereafter to principal. All payments shall be made to Payor at 8181 Professional Place, Suite 200, Landover, Maryland 20785, or at such other address as may be designated by Holder.

     2. The entire outstanding principal balance of this note (the "Note") and all unpaid accrued interest shall become fully due and payable on October 21, 2001 (the "Maturity Date"); provided, however, that repayment will be made in twelve (12) equal semi-monthly payments of $6,250, plus accrued interest, commencing on May 7, 2001 and continuing on May 21, 2001 and on the 7th and 21st day of each succeeding month through October 21, 2001.

     3. At any time prior to the Maturity Date, Holder may, in its sole discretion, elect to convert the outstanding principal balance of this Note, and any accrued interest, into common shares of the stock of the Payor, which shares shall be registered and freely transferable by the Holder at any time without restriction, at a conversion price of seven cents ($0.07) per share. If, prior to the Maturity Date, Payor should offer to its shareholders the right to purchase any stock of the Payor, Holder may, in its sole discretion, elect to convert the outstanding principal balance of this Note, and any accrued interest, into shares of such stock, which shares shall be registered and freely transferable by the Holder at any time without restriction, at a conversion price of the lower of (a) seven cents ($0.07) per share or (b) the offering price of such stock.

     4. Failure to pay any amount due hereunder, or to issue any stock pursuant to the exercise of a right of conversion hereunder, shall constitute a default (a "Default").

     5. In the event of any Default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

     6. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

     7. The terms of this Note shall be construed in accordance with the laws of the State of Maryland, as applied to contracts entered into by Maryland residents within the State of Maryland, which contracts are to be performed entirely within the State of Maryland.

     8. Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of Payor, it being the sole and express intention of the parties to establish a relationship of debtor and creditor.

     9. Subject to the conversion rights set forth in Paragraph 3, this Note may be prepaid by Payor at any time without penalty.


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     IN WITNESS WHEREOF, Payor has executed this Convertible Promissory Note on this ___ day of February, 2001 under seal and pursuant to due authority.


WITNESS/ATTEST:                 INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.



By:_______________                          By:
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                                            Name:
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                                            Title:
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